UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 21, 2021

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 21, 2021, Credit Acceptance held its Annual Meeting of Shareholders at which shareholders:

1.Elected five directors to serve until the 2022 annual meeting;
2.Approved the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan;
3.Approved named executive officer compensation on an advisory basis; and
4.Ratified the selection of Grant Thornton LLP as our independent registered public accounting firm for 2021.

Shareholders cast their votes on each of these four proposals as follows:

1. Election of five directors to serve until the 2022 Annual Meeting of Shareholders:

Director Nominees	For	Withheld	Broker Non Votes
Kenneth S. Booth	11,150,695	22,433	3,503,232
Glenda J. Flanagan	11,016,594	156,534	3,503,232
Vinayak R. Hegde	11,164,546	8,582	3,503,232
Thomas N. Tryforos	10,990,295	182,833	3,503,232
Scott J. Vassalluzzo	11,014,839	158,289	3,503,232

2.Approval of the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan:

For	Against	Abstain	Broker Non Votes
10,909,845	122,468	140,815	3,503,232

3.Approval of the advisory vote on named executive officer compensation:

For	Against	Abstain	Broker Non Votes
11,024,967	143,143	5,018	3,503,232

4.Ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for 2021:

For	Against	Abstain	Broker Non Votes
14,657,997	15,326	3,037	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: July 21, 2021	By:	/s/ Jay D. Martin
Jay D. Martin
Senior Vice President – Finance & Accounting